Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in each of the Registration Statements on Form S-3 (No. 333-206782) and Form S-8 (No. 333-202473) of ITUS Corporation (the “Company”) of our report dated December 22, 2015 relating to our audit of the Company’s consolidated financial statements as of October 31, 2015 and 2014, and for each of the years then ended, included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2015.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

December 22, 2015